Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.10

[Translation for informational purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND REGISTERED IN THE RUG AND IN THE RAM]

NON-DISPOSSESSORY PLEDGE AGREEMENT dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between:

(a) Aerovías de México S.A. de C.V. (“Aerovías”), and Aerolitoral, S.A. de C.V. (“Aerolitoral”), as pledgors (each of them, in said character, a “Pledgor” and, jointly, the “Pledgors”); and,

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); under the following Recitals, Representations and Clauses.

Recital

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

Exhibit G-2

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Aircraft to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representation

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “A” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

Pledgors are the sole and legitimate owners and beneficiaries, and have the legitimate ownership, of the Pledged Aircraft, as applicable, and each Pledgor is up to date in complying with each and every one of its obligations and legal requirements derived of or related to their respective Pledged Aircraft;

(e)	At the date of execution of this Agreement, no Pledgor is the owner of aircraft other than the Pledged Aircraft;

(f)

the Pledged Aircraft (i) are free of any Liens (except for Liens permitted under the Indenture), conditions, limitations or restrictions of ownership or any other options or preemptive rights of any nature, including without limitation, preemptive rights or preferential rights; (ii) are up to date in the payment of all taxes, charges, levies, contributions, government rights and other fiscal responsibilities related thereto, including, without limitation, any fines, penalties, interest and/or charges, taxes or determined on, or that could affect the Pledged Aircraft or any part thereof, and (iii) have been temporarily imported into the United Mexican States as evidenced by the customs entry documents, a copy of which is attached to this Agreement as Exhibit “G”;

(g)

none of the Pledged Aircraft is subject to any agreement, arrangement, contract or other type of document pursuant to which (a) is granted to a third party (x) any option or right of any nature to use, enjoy, own or otherwise lease the Pledged Aircraft or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Aircraft or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use or operation of the Pledged Aircraft or any part thereof, or the rights derived from or related to them, except for the restrictions provided in this Agreement and other Exit Debt Financing Documents;

Exhibit G-3

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(h)

neither the bylaws of the Pledgors, nor any of the contracts to which Pledgors are a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Aircraft in accordance with the provisions of this Agreement;

(i)

the Pledged Aircraft are insured, if legally necessary or if necessary in accordance with the provisions of the Exit Debt Financing Documents, and comply with all the requirements established in the Exit Debt Financing Documents, and Pledgors have paid promptly and fully all insurance premiums and other payments due and payable in connection with such insurance policies, and such insurance policies are in full force and effect as of the date hereof;

(j)

Each of the Pledgors is duly authorized and certified as an air carrier in accordance with the applicable legislation and is, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements and the requirements of the Aviation Authorities, as well as up to date in the payment of all rights, fees and costs of navigation, landing or other airport services imposed by or payable to an Airport Authority (Airport Authority, as defined in the Indenture) o Aviation Authority (except for what was disclosed, as the case may be, in accordance with the Indenture);

(k)	the Pledged Aircraft and their use and operation are, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements;

(l)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid in full by Pledgee in accordance with the applicable Legal Requirements, except to the extent that it cannot reasonably be expected to cause a material adverse effect, and are and will remain in full force and effect during the term of this Agreement;

(m)

no Pledgor requires any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect, including the Exit Debt Financing Order, the SCT Authorizations, and those notices that have been duly delivered prior to the execution of this Agreement o except for the government or contractual authorizations and approvals) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the pledge in first place and first priority perfected on the Pledged Shares, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against the Pledgor in accordance with their respective terms;

(n)

as of this date, it does not exist and, to the best of Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Aircraft or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of Pledgors derived from or related to this Agreement, and/or (iii) the legitimate and valid property and ownership of Pledgors with respect to the Pledged Aircraft;

(o)

the execution and fulfillment of this Agreement is within the corporate purpose of Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors are a party or to which Pledgors or their respective assets (other than the Pledged Aircraft) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

Exhibit G-4

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(p)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “A” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(q)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Aircraft in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(r)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(s)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(t)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Aircraft hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(u)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(v)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Aircraft (which granting has been authorized by the SCT Authorizations and by the Bankruptcy Court through the Exit Debt Financing Order).

II. Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

Exhibit G-5

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Exhibits, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “C”, entered into on March 17, 2022 by, among others, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Pledged Aircraft” means the joint reference to Existing Pledged Aircraft and Future Pledged Aircraft.

“Existing Pledged Aircraft” means the joint reference to the aircraft described in Exhibit “B” of this Agreement, with everything that in fact and by law corresponds thereto, including, without limitation, the airframe, engines, any propeller, application, accessories, parachutes, instruments, navigation and/or communication devices, modules, furniture, components, parts or any other equipment of any kind or nature that are used or are installed or incorporated and/or that in the future will be used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as any and all compensation payable by any third party or any Government Authority in the event of compulsory acquisition or revocation of said aircraft, either by acts of third parties or by acts of government and insurance proceeds.

“Future Pledged Aircraft” means each and every aircraft acquired by any of the Pledgors after the date of this Agreement, that are not encumbered in accordance with any Permitted Lien (or that cease to be), in each case, with everything that in fact and by right corresponds thereto, including, without limitation, the airframe, the engines, any propeller, application, accessories, parachutes, instruments, navigation and/or communication devices, modules, furniture, components, parts or any other equipment of any kind or nature that may be used or installed or incorporated and/or that in the future may be used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as all and any compensation payable by any third party or any Government Authority in the event of compulsory acquisition or revocation of said aircraft, whether by acts of third parties or by acts of government and insurance proceeds; provided that, the constitution of the Security Interest on all and any Future Pledged Aircraft will be subject to the condition precedent that the corresponding Authorization is obtained from the SCT in each case.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“AFAC” means the Federal Civil Aviation Agency attached to the Ministry of Communications and Transport, and any agency, entity or body that replaces it.

Exhibit G-6

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Aviation Authority” means the AFAC, the FAA and any Government Authority that from time to time exercises functions of control or supervision of civil aviation.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“SCT Authorizations” means the joint reference to the prior authorizations of the Ministry of Communications and Transport, through the AFAC, required for the constitution of the Security Interest on each Pledged Aircraft, in accordance with the provisions of Section V of Article 15 of the Civil Aviation Act and Section I of article 101 of the Regulations of the Civil Aviation Act, including without limitation, the SCT Authorization re: Existing Pledged Aircraft

“SCT Authorization re: Existing Pledged Aircraft” means the authorization dated March 10, 2022, issued by the Ministry of Communications and Transport, through the AFAC, regarding the execution of this Agreement and the constitution of the Security Interest on the Existing Pledged Aircraft, a copy of which is attached hereto as Exhibit “C”.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “D”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “E”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Commercial Code” means the Mexican Commercial Code.

“Bankruptcy Code” means the United States Code.

“Agreement” means this Non-Dispossessory Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment, which were adopted on November 16, 2001, at a diplomatic conference held in Cape Town, South Africa, which entered into force in Mexico on November 1, 2007.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Debtors” has the meaning attributed thereto in Recital II to this Agreement.

“Pledgors” has the meaning attributed thereto in recitals to this Agreement.

Exhibit G-7

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“FAA” means the Federal Aviation Administration of the United States of America and any successor agency, entity or body thereof;

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

Exhibit G-8

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Default” means any event or situation that constitutes an Event of Default , or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Default.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable, current or contingent, by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of any Pledgor derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

“RAM” means the Mexican Aviation Registry.

“RUG” has the meaning given to it in paragraph (b) of Clause Two of this Agreement.

“International Registry” means the international aviation registry created under the Convention and located in the City of Dublin, Ireland, and the international registration offices established in accordance with the Convention.

“Legal Requirements” means each and every one of the laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Government Authority (including any Aviation Authority), whether of a federal, state and/or municipal nature, as well as any and all international agreements and treaties, in each case, related to or applicable to the Pledged Aircraft (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Aircraft (or any part thereof), as said requirements are amended, either partially or totally, added, substituted or in any other way restated from time to time, including without limitation, the Civil Aviation Act, the Regulation of the Civil Aviation Act, the Regulation of the Mexican Aviation Registry, the Airport Act, the Regulation of the Airport Act, the Convention and all rules and regulations, including, without limitation, the Rules and Procedures of the International Registry.

Exhibit G-9

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

“Supplement” has the meaning given to such term in Clause 2 of this Agreement;

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) Constitution of the Security Interest. In accordance with the Second Title, Chapter IV, Seventh Section of the Act, Pledgors in this act grant an unconditional and irrevocable non-dispossessory pledge in the first place and priority in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties (the “Security Interest”) on and with respect to their respective Pledged Aircraft, in order to unconditionally and irrevocably guarantee the total, due and timely fulfillment, payment and satisfaction at maturity (whether at scheduled maturity, early maturity or for any other reason) of each and every of the Exit Debt Financing Secured Parties.

(b) Existing Pledged Aircraft. In order to perfect the Security Interest on the Existing Pledged Aircraft in accordance with the provisions of Articles 365, 366, and 367 of the Act, Pledgors in this act agree that, on the date of signing this Agreement (i) the Parties hereto will ratify it before a Mexican notary public, and (ii) Pledgors will submit this Agreement for registration in the Single Registry of Movable Guarantees (the “RUG”), and will deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration. Additionally and in accordance with the provisions of the Civil Aviation Act, in the Regulations of the Civil Aviation Act and in the Regulations of the Mexican Aviation Registry, Pledgors in this act agree and undertake that as soon as possible, but in any case (i) within three (3) Business Days following the date of execution of this Agreement, they shall file (or cause a Mexican notary public to file) this Agreement with the RAM and with the International Registry (along with the list of Existing Pledged Aircraft), for its registration before the RAM and before the International Registry, and will provide Pledgee with written evidence of said filing, (ii) within five (5) Business Days following the date of said filing before the RAM and before the International Registry, they will deliver to Pledgee written evidence proving that this Agreement has been duly and timely registered in the RAM and in the International Registry, and (iii) within two (2) Business Days after obtaining the registration certificates issued by the RAM, deliver to Pledgee a copy of said certificates as applicable, in which the annotation of this Security Interest is recorded.

Exhibit G-10

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c) Future Pledged Aircraft. With respect to the Future Pledged Aircraft, Pledgors hereby undertake, and agree that they shall, (i) as soon as possible, but in any case within the Business Day following the date on which the corresponding Pledgor acquires ownership and/or title of a Future Pledged Aircraft, files all documents and initiates all procedures before the AFAC that are necessary or convenient in accordance with the applicable law in order to obtain the relevant SCT Authorization regarding the constitution and granting of the Security Interest on the Future Pledged Aircraft in question; (ii) as soon as possible, but in any case within three (3) Business Days following the date on which AFAC issues the corresponding SCT Authorization, (x) enter into a supplement to this Agreement with Pledgee in accordance with form that is attached thereto as Exhibit “D” (each, a “Supplement”), ratified before a notary public, by means of which the respective Pledgor grants, constitutes and confirms the Security Interest on the Future Pledged Aircraft in question, in favor of Pledgee and for the benefit of the Exit Debt Financing Secured Parties, in order to guarantee the Exit Debt Financing Secured Obligations; (y) file (or cause a Mexican notary public to file) said Supplement for its registration in the RUG, and deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration; and (z) file (or cause a Mexican notary public to file) said Supplement before the RAM and before the International Registry (identifying the corresponding Future Pledged Aircraft) for its registration, as well as providing Pledgee with written evidence of said presentation to the registry, (iii) deliver to Pledgee, as soon as possible, but in any case within five (5) Business Days following the date of the corresponding presentation for registration before the RAM and before the International Registry in accordance with number (ii)(z) above, written evidence showing that the respective Supplement and Security Interest have been duly and timely registered in the RAM and in the International Registry with respect to the Future Pledged Aircraft in question, and (iv) deliver to Pledgee, as soon as possible, but within two (2) Business Days after obtaining the registration certificates issued by the RAM, a copy of said certificates as applicable, in which the annotation of this Security Interest is confirmed. For purposes of clarity, the Parties in this act agree and acknowledge that the constitution of the Security Interest on all and any Future Pledged Aircraft will be subject to the condition precedent that the corresponding SCT Authorization is obtained in each case.

(d) Other Provisions Relating to Registration. Pledgors and Pledgee hereby and from this moment authorize and instruct the notary public before whom this Agreement is ratified, and any notary public before whom a Supplement is ratified, to register the same and the Supplements before the RUG, the RAM and the International Registry within the terms provided for said purposes in accordance with the provisions of paragraphs (b) and (c) above within the terms provided for said purposes in accordance with the provisions of paragraphs (b) and (c) above. Pledgors agree to (i) provide the notary public before whom this Agreement is ratified, the amounts that are necessary, if any, to cover the fees of said notary public and any notary expenses, duties, taxes, contributions or other amounts related to the registration process of this Agreement and/or any Supplement, as applicable, in the RUG, in the RAM and in the International Registry; and (ii) collaborate with the Pledgee and/or the corresponding notary public and sign all the documents that Pledgee and/or said public notary may require, so that any of them may carry out any procedure or act related to the foregoing.

(e) Irrevocable Special Power-of-Attorney. Pledgors in this act irrevocably authorize the Pledgee to (i) at its sole discretion; (ii) without the need to notify Pledgors; (iii) at the entire cost and charge of the Pledgors; and (iv) without any liability to the Pledgee, file and carry out any notification, presentation or instrument in or before any registry, office or registration office, institution or Government Authority, as Pledgee deems appropriate in order to perfect or protect the Security Interest.

(f) Pledgors agree and undertake to, on this date, (I) grant in favor of Pledgee, in a public deed before a Mexican public notary, a special irrevocable power of attorney in terms of the form attached as Exhibit “E”, so that in the name and on behalf of Pledgors or in any other way, Pledgee can carry out (a) all actions described in this Agreement and all acts incidental thereto, as well as any actions that are necessary to preserve any rights of Pledgee and/or the Exit Debt Financing Secured Parties with respect to the Pledged Aircraft (or any part thereof); and (b) all the acts that are necessary for, and execute, acknowledge and/or

Exhibit G-11

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

deliver all and any acts, documents, deeds, assignments, pledge agreements, guarantee contracts, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Security Interest granted hereunder, as well as the rights, actions and resources of the Pledgee and of the Exit Debt Financing Secured Parties pursuant thereto, and/or (ii) carry out the intention or facilitate the performance of the terms of this Agreement, as well as allow Pledgee and the Exit Debt Financing Secured Parties to exercise their respective rights, actions and resources in accordance with this Agreement and/or the applicable laws, and/or (iii) register this Agreement and/or any transaction contemplated therein (including, without limitation, the Security Interest), in or before all necessary or applicable registries, offices or filing offices, institutions or Government Authorities; and (II) deliver to Pledgee an original transcript of the public deed in which said power of attorney is stated.

(g) Pledgors must pay all reasonable and documented fees, notary expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause Two.

Three. Term; Continuity of the Security Interest.

The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within ten (10) Business Days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) or the Pledgors (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “E” (the “Termination Notice”). Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Aircraft guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgors in this act waive any rights, present or future, they may have to request the partial release of the pledge created hereunder or of any other security that Pledgors or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, and the Parties agree hereby that notwithstanding the provisions of Article 349 of the Act, the Security Interest granted hereunder shall not be reduced under the provisions of said article.

Exhibit G-12

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Four. Obligations of Pledgors.

(a) Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Aircraft and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Aircraft, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Aircraft) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Aircraft and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgors shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Aircraft currently owned by, or acquired by, Pledgors, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Aircraft or any interest therein, except for that allowed under paragraph (a) of Clause Five hereof, and save for the Security Interest or as permitted otherwise in the Indenture; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Aircraft, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Aircraft (or any part thereof);

ii.

comply, observe, maintain, renew and carry out all and any applicable Legal Requirements or with respect to the Pledged Aircraft; keep the Pledged Aircraft registered in the name of Pledgors in accordance with the applicable laws, and obtain and maintain in full force and effect all the concessions, certificates, licenses, permits and authorizations required for the use and operation of the Pledged Aircraft;

iii.	cover and pay in full all and any necessary or convenient costs and expenses for the proper conservation, repair, administration and operation of all and any Pledged Aircraft;

iv.

make reasonable efforts to maintain the Pledged Aircraft in good physical condition and for its operation and carry out any repairs and replacements thereto in order to maintain the value and operational efficiency of the Pledged Aircraft, except for ordinary wear and tear, and maintain and preserve the Pledged Aircraft in accordance with manufacturers’ standards;

v.

not to use the Pledged Aircraft or any part thereof in any way that is contrary to any recommendations of the manufacturers or other applicable airworthiness directives and service bulletins issued by the Aviation Authorities;

vi.

ensure that all personnel and crew involved in the operation of the Pledged Aircraft is qualified for said purposes and has all the licenses and certifications required in accordance with the applicable laws and the requirements of the Aviation Authorities;

Exhibit G-13

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

vii.

in accordance with the provisions of Article 361 of the Law, maintain possession of the Pledged Aircraft at all times, except as otherwise permitted by the Indenture; provided that Pledgors will be responsible for any losses or damages that are suffered by Pledgee and/or the Secured Parties of the Exit Debt Financing in relation to the Pledged Aircraft, due to negligence, fraud or bad faith of any Pledgors;

viii.

refrain from amending the terms of any document that constitutes or is related to the Pledged Aircraft, in any manner, that may affect the performance of the Exit Debt Financing Secured Obligations or otherwise result (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents, without prior written authorization of Pledgee;

ix.

not abandon Pledged Aircraft, and refrain from taking any action or allow any Person to carry out or refrain from taking any action, which may (i) expose the Pledged Aircraft or any part thereof to risk of damage, destruction, seizure, confiscation, forfeiture or attachment, and/or (ii) prejudice the validity or enforceability of the Security Interest created hereunder;

x.

guarantee at all times the existence and legitimacy of the Pledged Aircraft, until such time as the Exit Debt Financing Secured Obligations have been duly and timely satisfied, paid, complied with and irreversibly settled in full, to the satisfaction of Pledgee;

xi.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors(or any of them) reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the material loss, destruction or reduction of the value of the Pledged Aircraft (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

xii.

provide Pledgee all the information that Pledgee justifiably and reasonably requires in connection with the Pledged Aircraft, as soon as possible, but in any case within two (2) Business Days following the date on which Pledgor and Issuer receives such request; and

xiii.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, the fees of legal advisors), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Aircraft or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Aircraft; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Aircraft (or any part thereof) in accordance with Clause Seven of this Agreement or otherwise.

Exhibit G-14

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c) Pledgors in this act expressly and irrevocably agree to maintain the Security Interest in favor of Pledgee on all of Pledged Aircraft and in this act Pledgors unconditionally, expressly and irrevocably waive to exercise each and every rights provided for in Article 358 of the Law, without the prior written consent of Pledgee.

Five.- Pledged Aircraft.

(a) Use of Pledged Aircraft. In accordance with the provisions of Article 356 of the Act, and to the extent that a Default or Event of Default has not occurred, Pledgors will have the right to use and operate the Pledged Aircraft in the ordinary course of business, depending on their nature and to the extent and manner permitted under the Exit Debt Financing Agreement and Documents. At the time a Default or Event of Default occurs, all rights of Pledgors under this paragraph (a) will automatically terminate, and Pledgee may follow the enforcement procedure provided in Clause Seven.

The Parties to this act agree that the Pledged Aircraft must be located in the place where it is necessary and/or convenient for Pledgors to carry out their respective activities in the ordinary course of their business.

(b) Inspection Rights. In accordance with Article 362 of the Act, Pledgee (or any other Person(s) designated by Pledgee) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, to visit and access any place of business of Pledgors wherever Pledged Aircraft are located, prior authorization of the relevant Pledgor, and to inspect the Pledged Aircraft in order to verify compliance by Pledgors with the Exit Debt Financing Documents, to perform site visits, examine, inspect and audit the books and records of Pledgors related only to the Pledged Aircraft, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors only in respect of or in connection with the Pledged Aircraft, as well as to discuss the matters, finance and conditions of the Pledged Aircraft, with the officers and independent accountants of Pledgors. Pledgors shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors at non-working times and without prior notice to Pledgors.

(c) Insurance. In accordance with the provisions of Article 360 of the Act, Pledgors will maintain or cause to be maintained an insurance with respect to all Pledged Aircraft in accordance with the provisions of the Exit Det Financing Documents; provided, however, that all insurance policies regarding the Pledged Aircraft must be duly issued in favor of Pledgee as beneficiary of any compensation, as loss payee and/or additional insured, as applicable. Any insurance proceeds will form part of the Pledged Aircraft and must be applied by Pledgee to the payment of the Exit Debt Financing Secured Obligations.

(d) Liability in respect of the Pledged Aircraft. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Aircraft.

(e) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

Exhibit G-15

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgors or any other Person, on this date or at any later time, give any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against any Pledgors or any other Person.

Six. Event of Default.

In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors under paragraph (a) of Clause Five shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Aircraft shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture, the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or considerations arising out of or derived from, or in connection with, the Pledged Aircraft, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Aircraft in accordance with the provisions of Clause Seven hereof, and to exercise its rights in any other manner as provided for in the Act.

Seven. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee so that, in the event of an Event of Default, it executes the Pledged Aircraft and initiates the out-of-court or judicial execution procedure in accordance with the applicable provisions of Book Five, Title Third Bis, Chapters I and/or II of the Commercial Code, as applicable, in order to obtain payment of the Exit Debt Financing Secured Obligations in full and seek the delivery and physical possession of the Pledged Aircraft through said procedure.

(b) In accordance with the provisions of Article 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362, and 363 of the Act, the Parties hereby agree that, for the purposes of valuing the Pledged Aircraft, Pledgors in this act expressly and irrevocably authorize Pledgee, so that, at the exclusive cost of Pledgors, obtain an appraisal of the Pledged Aircraft prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico that Pledgee designates for such purposes.

(c) Pledgors in this act agree and undertake that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Aircraft in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Aircraft to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law. Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Aircraft shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Aircraft.

Exhibit G-16

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Eight. Capacity of Collateral Agent.

As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Nine. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, the fees of the notary public and registration costs and duties, as well as reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgor and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this clause shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Ten. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, at the time when any Pledgor receives a notice of assignment by Pledgee, the corresponding Pledgor must carry out any other act as necessary to maintain the validity and perfecting of the pledge created hereby.

Exhibit G-17

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Eleven. Novation; Amendments; Waivers.

Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Twelve. Notices.

All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***]

Attention: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails:

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 21

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***] Attention: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails:

To Pledgee:

UMB Bank, N.A., as Security Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

e-mail:

Exhibit G-18

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attention: Alejando Landa Thierry / Aldo González Melo

e-mail:

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attention: Javier Arreola E.

e-mail:

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Thirteen. Additional Obligations.

Pledgors shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Aircraft (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Aircraft or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Aircraft or any part thereof by Pledgee.

Fourteen. Severability.

If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Fifteen. Attachments and Headers.

All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Sixteen. Counterparts.

This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Exhibit G-19

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Seventeen. Jurisdiction, Applicable Law.

This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Exhibit G-20

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th of March, 2022.

The Pledgors

Aerovias de Mexico, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Aerolitoral, S.A. de C.V.

By:	/s/ Ricardo Javier Sanchez Baker	By:	/s/ Daniel Martinez Martinez
Name:	Ricardo Javier Sanchez Baker	Name:	Daniel Martinez Martinez
Title:	Authorized signatory	Title:	Authorized signatory

Signature page of the Aircraft Pledge Agreement dated March 17th, 2022, by and between Aerovías de México, S.A. de C.V., and Aerolitoral, S.A. de C.V., as Pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as Pledgee.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Pledgee

UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing

By:	/s/ Aldo Gonzales Melo
Name: Aldo Gonzales Melo
Title: Authorized Signatory

Signature page of the Aircraft Pledge Agreement dated March 17th, 2022, by and between Aerovías de México, S.A. de C.V., and Aerolitoral, S.A. de C.V., as Pledgors, and UMB Bank, National Association, in its capacity as Collateral Agent, in the name and for the benefit of the Secured Parties to the Exit Debt Financing, as Pledgee.